                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event
  reported):  July 22, 1998


                           RSL Communications, Ltd.
                           ------------------------
            (Exact name of registrant as specified in its charter)

          Bermuda                        0-23139                      N/A
          -------                        -------                      ---
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                                Identification
                                                              Number)

                                Clarendon House
                                 Church Street
                            Hamilton HM CX Bermuda
                            ----------------------
                   (Address of principal executive offices)

                                (441) 295-2832
                                --------------
                        (Registrant's telephone number)

ITEM 5.  OTHER EVENTS

         On July 22, 1998, Metro Holding AG BAAR ("Metro Holding"), a German wholesale and retail management holding company, agreed to convert all of its shares in RSL COM Europe, Ltd. ("RSL Europe"), a subsidiary of the Registrant, into 1,607,142 newly issued shares of the Registrant. As a result, the Registrant will own 100 percent of RSL Europe. Metro Holding will further increase its ownership interest in the Registrant by acquiring an equal number of shares from several existing shareholders for $45 million. All of the shares of the Registrant acquired by Metro Holding are subject to a lock-up agreement until April 1, 2001. Upon closing of the transaction, Metro holding will own more than three million shares of the Registrant, which represents approximately seven percent of the issued and outstanding shares of the Registrant.


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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit                                                                Page
-------                                                                ----

   99.1        RSL Communications, Ltd. Press Release,                   5
               dated July 22, 1998

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         RSL COMMUNICATIONS, LTD.

Date:  July 31, 1998                     By: /s/ Jacob Z. Schuster
                                            ----------------------------
                                            Name:   Jacob Z. Schuster
                                            Title:  Chief Financial Officer

                                 Exhibit Index


99.1     Press Release dated July 22, 1998.